Calculation of Filing Fee Tables
S-8
HARMONIC INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	common stock	Other	500,000	$ 9.35	$ 4,675,000.00	0.0001531	$ 715.74
2	Equity	common stock	Other	6,799,081	$ 9.35	$ 63,571,407.35	0.0001531	$ 9,732.78
Total Offering Amounts:						$ 68,246,407.35		$ 10,448.52
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,448.52
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registration's 2002 Employee Stock Purchase Plan by reason of any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's common stock. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and Rule 457 (h) of the Securities Act solely for the purpose of calculating the Registrant's registration fee on the basis of $9.35 per share, which is the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on June 5, 2025.

[2]	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional securities that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") by reason of any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's common stock. Represents 6,799,081 shares of common stock reserved for issuance pursuant to awards under the 2025 Plan, which includes (i) 261,340 shares, which reflects any shares, that as of the termination of the 2002 Director Plan (the "Director Plan"), had been reserved, unissued common stock and not subject to any awards granted under the Director Plan, plus, (ii) 6,537,741 shares, which reflects any shares, that as of immediately prior to the effectiveness of the 2025 Plan, had been reserved, unissued common stock, and not subject to any awards granted under the 1995 Stock Plan (the "1995 Plan"). The shares of common stock reserved for issuance under the 2025 Plan will be increased by a number of shares of common stock equal to (a) any shares of common stock subject to awards granted under the Director Plan that, for any options, on or after the termination of the Director Plan, becomes unexercisable without having been exercised in full, or for any restricted stock units that are forfeited due to failure to vest, except for any shares of common stock used to pay for the withholding tax or exercise price of any such award and (b) any shares of common stock subject to awards granted under the 1995 Plan that, for any options and stock appreciation rights that expire or become unexercisable without having been exercised in full, or for any other award types, are forfeited to or repurchased due to failure to vest, or are not issued due to the award being paid out in cash, except for any shares of common stock used to pay for the withholding tax or exercise price of any such award. The maximum number of shares of common stock to be added to the 2025 Plan pursuant to the Director Plan shall not exceed 278,979 shares, and the maximum number of shares of common stock to be added to the 2025 Plan pursuant to the 1995 Plan shall not exceed 10,735,358 shares. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and Rule 457 (h) of the Securities Act solely for the purpose of calculating the Registrant's registration fee on the basis of $9.35 per share, which is the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on June 5, 2025.